Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Third Quarter 2022 Results
Net Loss Attributable to Common Shareholders of $0.34 Per Share
Normalized FFO Attributable to Common Shareholders of ($0.06) Per Share

Newton, MA (November 2, 2022):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended September 30, 2022.
Jennifer Francis, President and Chief Executive Officer of DHC, made the following statement:
"During the third quarter, leasing demand remained strong in our Office Portfolio segment, as we executed 221,000 square feet of new and renewal leases at a 2.4% roll up from prior rents. As a result of the consistent strength in leasing over the past several quarters, same property cash basis NOI in the Office Portfolio segment increased 4.7% year-over-year and 1.2% from the second quarter.
The recovery of our SHOP segment continues to progress, with average occupancy increasing 110 basis points from the second quarter. However, SHOP results were negatively impacted in part by the effects of Hurricane Ian, which increased operating expenses by over $4.1 million during the quarter, and by cost increases related to labor, utilities and food. Despite these setbacks, we are seeing strengthening demand for senior living and expect continued occupancy and rate growth in our SHOP segment, leading to future stabilization. With over $800 million of cash at quarter-end and no significant debt maturities until 2024, we believe that we have sufficient liquidity to execute on our business plan and position the company for long-term, sustainable growth."
Quarterly Results:
•Reported net loss attributable to common shareholders of $81.5 million, or $0.34 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of ($14.2) million, or ($0.06) per share.

	As of and For the Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Occupancy
Office Portfolio (period end)	85.9%	88.1%	91.3%
SHOP (average day for period)	74.7%	73.6%	71.3%

Same Property Occupancy
Office Portfolio (period end)	90.2%	91.1%	91.4%
SHOP (average day for period)	75.3%	74.1%	73.4%

	Three Months Ended
	September 30, 2022	June 30, 2022	Change	September 30, 2021	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$27,971	$27,650	1.2%	$26,714	4.7%
SHOP	$5,368	$12,878	(58.3)%	$7,326	(26.7)%
Total Consolidated Same Property Cash Basis NOI	$41,668	$50,419	(17.4)%	$44,026	(5.4)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI increased compared to the third quarter of 2021 primarily resulting from increased net leasing activity, partially offset by increases in utility expenses due to higher energy rates caused by inflation, as well as decreases in occupancy at certain of DHC's comparable properties.
•DHC entered into new and renewal leases for an aggregate of 220,910 rentable square feet at weighted average rents that were 2.4% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI decreased compared to the third quarter of 2021 primarily resulting from increases in operating expenses due to cost increases related to labor, utilities, food and sales and marketing, and the impact of Hurricane Ian at certain of DHC’s senior living communities located in Florida. These increases in operating expenses were partially offset by higher rates and occupancy.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 120 communities are as follows:

	2021			2022
	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
SHOP Same Property Average Occupancy	73.9%	74.2%	74.1%	74.4%	74.1%	73.8%	73.9%	73.9%	74.4%	74.8%	75.2%	75.8%
Sequential Occupancy Change		0.3	(0.1)	0.3	(0.3)	(0.3)	0.1	—	0.5	0.4	0.4	0.6
•Recent occupancy rates for the 107 senior living communities transitioned from Five Star Senior Living to 10 other managers in DHC's SHOP segment are as follows:

	2021	2022
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
SHOP Other Operator Managed Communities Average Occupancy	67.4%	69.8%	70.0%	70.9%	71.9%	72.1%	73.2%	72.5%	73.1%	74.2%
Sequential Occupancy Change		2.4	0.2	0.9	1.0	0.2	1.1	(0.7)	0.6	1.1
Liquidity and Financing Activities:
•As of September 30, 2022, DHC had approximately $800.8 million of cash and cash equivalents and restricted cash.

•In July 2022, DHC prepaid approximately $15.3 million of secured debt encumbering two of its senior living communities with an annual interest rate of 5.75% and a maturity date in October 2022, using cash on hand.
•In October 2022, DHC repaid approximately $10.3 million of secured debt encumbering one of its life science properties with an annual interest rate of 4.85% and a maturity date in October 2022, using cash on hand.
Acquisition Activities:
•In July 2022, DHC acquired a life science property located in California with approximately 89,000 square feet for a purchase price of approximately $82.0 million, excluding closing costs.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's third quarter 2022 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 10, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 2402366.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Third Quarter 2022 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of September 30, 2022, DHC’s approximately $7.0 billion portfolio included 379 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of September 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and nine months ended September 30, 2022 and 2021, as well as certain of these measures for the three quarters prior to the quarter ended September 30, 2022. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$63,960	$101,403	$191,767	$306,555
Residents fees and services	258,960	236,013	754,914	739,926
Total revenues	322,920	337,416	946,681	1,046,481

Expenses:
Property operating expenses	289,096	266,073	823,904	818,096
Depreciation and amortization	60,407	68,702	175,927	202,743
General and administrative	6,179	8,870	20,671	25,538
Acquisition and certain other transaction related costs	289	3,108	1,826	15,179
Impairment of assets	—	—	—	(174)
Total expenses	355,971	346,753	1,022,328	1,061,382

(Loss) gain on sale of properties	(5,044)	200	322,064	30,838
Losses on equity securities, net	(2,674)	(14,755)	(21,384)	(26,943)
Interest and other income (1)	4,099	976	6,760	19,849
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,908, $3,948, $6,698 and $9,777, respectively)	(46,936)	(64,493)	(160,042)	(192,241)
Loss on modification or early extinguishment of debt	—	—	(30,043)	(2,410)
(Loss) income from continuing operations before income tax expense and equity in earnings of investees	(83,606)	(87,409)	41,708	(185,808)
Income tax expense	(13)	(595)	(845)	(1,024)
Equity in earnings of investees	2,127	—	8,685	—
Net (loss) income	(81,492)	(88,004)	49,548	(186,832)
Net income attributable to noncontrolling interest	—	(1,339)	—	(4,238)
Net (loss) income attributable to common shareholders	$(81,492)	$(89,343)	$49,548	$(191,070)

Weighted average common shares outstanding (basic and diluted)	238,344	238,008	238,231	237,905

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.34)	$(0.38)	$0.21	$(0.80)
(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $125 and $786 during the three months ended September 30, 2022 and 2021, respectively, and $1,084 and $18,967 during the nine months ended September 30, 2022 and 2021, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income attributable to common shareholders	$(81,492)	$(89,343)	$49,548	$(191,070)
Depreciation and amortization	60,407	68,702	175,927	202,743
Loss (gain) on sale of properties	5,044	(200)	(322,064)	(30,838)
Impairment of assets	—	—	—	(174)
Losses on equity securities, net	2,674	14,755	21,384	26,943
FFO adjustments attributable to noncontrolling interest	—	(5,273)	—	(15,821)
Equity in earnings of unconsolidated joint ventures	(2,127)	—	(8,685)	—
Share of FFO from unconsolidated joint ventures	2,137	—	9,516	—
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(1,639)	(2,440)	(5,037)	(3,409)
FFO attributable to common shareholders	(14,996)	(13,799)	(79,411)	(11,626)

Acquisition and certain other transaction related costs	289	3,108	1,826	15,179
Loss on modification or early extinguishment of debt	—	—	30,043	2,410
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	540	1,242	1,079	2,626
Normalized FFO attributable to common shareholders	$(14,167)	$(9,449)	$(46,463)	$8,589

Weighted average common shares outstanding (basic and diluted)	238,344	238,008	238,231	237,905

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.34)	$(0.38)	$0.21	$(0.80)
FFO attributable to common shareholders	$(0.06)	$(0.06)	$(0.33)	$(0.05)
Normalized FFO attributable to common shareholders	$(0.06)	$(0.04)	$(0.20)	$0.04
Distributions declared	$0.01	$0.01	$0.03	$0.03
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in AlerisLife Inc. (Nasdaq: ALR) and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$63,960	$101,403	$191,767	$306,555
Residents fees and services	258,960	236,013	754,914	739,926
Total revenues	322,920	337,416	946,681	1,046,481
Property operating expenses	(289,096)	(266,073)	(823,904)	(818,096)
NOI	33,824	71,343	122,777	228,385
Non-cash straight line rent adjustments included in rental income	(2,738)	(1,679)	(7,193)	(3,804)
Lease value amortization included in rental income	42	(1,848)	204	(5,563)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$30,929	$67,617	$115,191	$218,421

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net (loss) income attributable to common shareholders	$(81,492)	$(89,343)	$49,548	$(191,070)
Net income attributable to noncontrolling interest	—	1,339	—	4,238
Net (loss) income	(81,492)	(88,004)	49,548	(186,832)
Equity in earnings of investees	(2,127)	—	(8,685)	—
Income tax expense	13	595	845	1,024
Loss on modification or early extinguishment of debt	—	—	30,043	2,410
Interest expense	46,936	64,493	160,042	192,241
Interest and other income	(4,099)	(976)	(6,760)	(19,849)
Losses on equity securities, net	2,674	14,755	21,384	26,943
Loss (gain) on sale of properties	5,044	(200)	(322,064)	(30,838)
Impairment of assets	—	—	—	(174)
Acquisition and certain other transaction related costs	289	3,108	1,826	15,179
General and administrative	6,179	8,870	20,671	25,538
Depreciation and amortization	60,407	68,702	175,927	202,743
NOI	33,824	71,343	122,777	228,385

Non-cash straight line rent adjustments included in rental income	(2,738)	(1,679)	(7,193)	(3,804)
Lease value amortization included in rental income	42	(1,848)	204	(5,563)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$30,929	$67,617	$115,191	$218,421
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Rental income	$55,254	$52,610	$54,997	$89,950	$91,520
Property operating expenses	(24,179)	(22,026)	(23,447)	(32,313)	(32,386)
NOI	$31,075	$30,584	$31,550	$57,637	$59,134

NOI	$31,075	$30,584	$31,550	$57,637	$59,134
Less:
Non-cash straight line rent adjustments included in rental income	2,573	2,532	1,511	1,827	1,800
Lease value amortization included in rental income	(59)	(74)	(122)	1,631	1,830
Non-cash amortization included in property operating expenses	199	199	199	200	199
Cash Basis NOI	$28,362	$27,927	$29,962	$53,979	$55,305

Reconciliation of NOI to Same Property NOI:
NOI	$31,075	$30,584	$31,550	$57,637	$59,134
Less:
NOI of properties not included in same property results	2,440	2,080	3,334	29,236	31,518
Same Property NOI (2)	$28,635	$28,504	$28,216	$28,401	$27,616

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$28,635	$28,504	$28,216	$28,401	$27,616
Less:
Non-cash straight line rent adjustments included in rental income	514	793	1,187	1,230	941
Lease value amortization included in rental income	(59)	(74)	(132)	(144)	(137)
Non-cash amortization included in property operating expenses	209	135	172	98	98
Same Property Cash Basis NOI (2)	$27,971	$27,650	$26,989	$27,217	$26,714
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since July 1, 2021; excludes properties classified as held for sale or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Residents fees and services	$258,960	$250,506	$245,448	$234,697	$236,013
Property operating expenses	(264,722)	(244,040)	(245,295)	(241,403)	(233,687)
NOI / Cash Basis NOI	$(5,762)	$6,466	$153	$(6,706)	$2,326

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$(5,762)	$6,466	$153	$(6,706)	$2,326
Less:
NOI / Cash Basis NOI of properties not included in same property results	(11,130)	(6,412)	(9,332)	(9,545)	(5,000)
Same Property NOI / Same Property Cash Basis NOI (2)	$5,368	$12,878	$9,485	$2,839	$7,326
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since July 1, 2021; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Rental income / residents fees and services	$322,920	$313,028	$310,733	$336,731	$337,416
Property operating expenses	(289,096)	(266,066)	(268,742)	(273,716)	(266,073)
NOI	$33,824	$46,962	$41,991	$63,015	$71,343

NOI	$33,824	$46,962	$41,991	$63,015	$71,343
Less:
Non-cash straight line rent adjustments included in rental income	2,738	2,710	1,745	2,042	1,679
Lease value amortization included in rental income	(42)	(57)	(105)	1,648	1,848
Non-cash amortization included in property operating expenses	199	199	199	200	199
Cash Basis NOI	$30,929	$44,110	$40,152	$59,125	$67,617

Reconciliation of NOI to Same Property NOI:
NOI	$33,824	$46,962	$41,991	$63,015	$71,343
Less:
NOI of properties not included in same property results	(8,690)	(4,527)	(5,802)	19,691	26,518
Same Property NOI (2)	$42,514	$51,489	$47,793	$43,324	$44,825

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$42,514	$51,489	$47,793	$43,324	$44,825
Less:
Non-cash straight line rent adjustments included in rental income	679	992	1,400	1,445	820
Lease value amortization included in rental income	(42)	(57)	(115)	(127)	(119)
Non-cash amortization included in property operating expenses	209	135	172	98	98
Same Property Cash Basis NOI (2)	$41,668	$50,419	$46,336	$41,908	$44,026
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since July 1, 2021; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Real estate properties	$6,596,866	$6,813,556
Accumulated depreciation	(1,784,935)	(1,737,807)
Total real estate properties, net	4,811,931	5,075,749

Investments in unconsolidated joint ventures	159,476	215,127
Cash and cash equivalents	691,040	634,848
Restricted cash	109,765	382,097
Acquired real estate leases and other intangible assets, net	48,432	48,746
Other assets, net	251,842	266,947
Total assets	$6,072,486	$6,623,514

Liabilities and Shareholders' Equity
Revolving credit facility	$700,000	$800,000
Senior unsecured notes, net	2,316,493	2,806,811
Secured debt and finance leases, net	40,936	69,713
Accrued interest	32,157	29,845
Assumed real estate lease obligations, net	1,205	2,556
Other liabilities	275,640	252,199
Total liabilities	3,366,431	3,961,124

Total shareholders' equity	2,706,055	2,662,390
Total liabilities and shareholders' equity	$6,072,486	$6,623,514

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statement regarding the strong leasing results and roll up in rents from 2022 third quarter leasing activity in DHC's Office Portfolio segment may imply that future leasing results in DHC's Office Portfolio segment will continue to be positive and that such positive leasing results will improve the financial performance of DHC's Office Portfolio segment. However, DHC's ability to realize positive leasing activity and occupancy depends on various factors, including market conditions and tenants' demands for DHC's Office Portfolio properties, the timing of lease expirations and DHC's ability to successfully compete for tenants, among other factors. As a result, DHC may not realize positive leasing activity or occupancy in future periods,
•Ms. Francis's statement regarding year-over-year and sequential increases in DHC's same property Office Portfolio segment cash basis NOI may imply that DHC will continue to realize these improvements and that its Office Portfolio segment cash basis NOI will increase in future periods. However, DHC may not be able to maintain these or other improvements with respect to its Office Portfolio segment and Office Portfolio segment cash basis NOI may not improve or may decline,
•Ms. Francis's statements regarding the continuing recovery at DHC's SHOP segment, with occupancy growth in DHC's SHOP segment, and expected future occupancy and rate growth due to strengthening demand for senior living and resulting stabilization, may imply that DHC's senior living communities will continue to recover and realize occupancy and rate growth in future sequential quarters from its SHOP segment. However, the projected future demand for senior living may not be realized and DHC's operators may not successfully compete for any such demand that may occur or otherwise. Further, DHC's SHOP segment is subject to various risks, many of which are beyond its control, including the continued impacts of and market reaction in response to the COVID-19 pandemic, high inflation, rising interest rates, geopolitical risks or other economic, market or industry conditions, including a possible recession. As a result, DHC may not realize any such occupancy or rate growth in future periods, and DHC's occupancy and/or rates may decline, and
•Ms. Francis states that DHC has sufficient liquidity to execute on its business plan and position DHC for long-term, sustainable growth; however, if economic conditions worsen, or if DHC and its managers and tenants otherwise fail to profitably operate their businesses or DHC incurs unexpected capital expenditures, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations. In addition, pursuant to DHC's credit agreement, the borrowing capacity under its revolving credit facility will be reduced to $586.4 million in January 2023 and, as such, DHC will be required to repay $113.6 million under its revolving credit facility by that time. If DHC is unable to refinance or replace its debt as it matures, its liquidity may decline; therefore, DHC may not be able to maintain sufficient liquidity or execute on its business plan and position itself for long-term, sustainable growth, and DHC's financial results and condition may be adversely impacted as a result.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
(END)